UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

  ___________________________

FORM 8-K/A
Amendment No. 1
  ___________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 27, 2007 (October 17, 2007)

  ___________________________

FLUID MEDIA NETWORKS, INC.
(Exact Name of Registrant as specified in its charter)

Nevada	000-52118	26-0140268
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification No.)

5813-A Uplander Way
Los Angeles, CA 90230
(Address of principal executive offices)
Registrant’s telephone number, including area code:
310-665-9878

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
  ___________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

This amendment to the Form 8-K filed on October 23, 2007 has been filed to include the financial statement information required by Item 9.01(a)4 of Form 8-K.

On October 17, 2007, pursuant to a Stock Purchase Agreement among Fluid Media Networks, Inc., a Nevada corporation (the “Registrant”), Trusonic Inc., a Delaware corporation engaged in the business of providing background music services through the Internet for business locations worldwide (“Trusonic”), and the stockholders of Trusonic (the “Stockholders”), the Registrant acquired one hundred percent of the issued and outstanding stock of Trusonic.

The aggregate purchase consideration of $6 million is payable by the Registrant in cash pursuant to the Stock Purchase Agreement.  Of this amount, the Registrant paid $500 thousand on September 10, 2007, and $3.5 million on the closing date of October 17, 2007.   The balance of $2 million is payable by the Registrant in two equal  installments on each of the two successive anniversary dates of the closing date in 2008 and 2009.  In this regard, the Registrant issued $2 million in secured promissory notes (“the Notes”) to the Stockholders that bear interest at 7% per annum.  The Notes are secured by all of the assets of the Registrant pursuant to the terms of that certain “Security Agreement” dated as of October 17, 2007 between the Registrant and the Stockholders.

According to the terms and conditions of the Stock Purchase Agreement, the purchase price may be adjusted during the 180 days following the closing date in the event that certain liabilities identified on the closing date exceed specified amounts, or there are any discovered breaches of representations and warranties contained in the Stock Purchase Agreement.  The amount of any default would be allocated against the Notes, prorata to each Stockholder in accordance with his/her ownership interest.  For further details, please refer to the exhibits to Form 8-K filed on October 23, 2007.

Other than in connection with the acquisition, there are no material relationships between the Stockholders of Trusonic and the Registrant, any of its directors or officers or any of their respective associates.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

The audited financial statements of Trusonic, Inc. for years ended December 31, 2005 and 2006 and reviewed financial statements for the interim period ending June 30, 2007, required by Item 9.01(a) of Form 8-K are included in Item 9.01(d) Exhibits.

(b) Pro Forma Financial Information

The unaudited pro forma combined balance sheet of Fluid Media Networks, Inc. as of June 30, 2007, and the unaudited pro forma combined statements of operations of Fluid Media Networks, Inc. for the interim periods ended June 30, 2007 and June 30, 2006, and the fiscal year ended December 31, 2006, required by Item 9.01(b)(1) of Form 8-K are included herein.

(c) Shell Company Transactions. Not applicable.

(d) Exhibits.

10.1           Stock Purchase Agreement dated as of October 17, 2007 by and among Fluid Media Networks, Inc., a Nevada corporation, Trusonic Inc., a Delaware corporation, and the several stockholders named therein.*

10.2           Form of Promissory Note dated October 17, 2007 delivered by Fluid Media Networks, Inc. in connection with its acquisition of Trusonic Inc.*

10.3           Security Agreement dated October 17, 2007 by and between Fluid Media Networks, Inc. and Trusonic Inc.*

23.1           Consent of Boros and Farrington APC for the Trusonic financial statements for the six months ended June 30, 2007 and the fiscal years ended December 30, 2006 and 2005.

99.1           Audited Financial Statements of Trusonic, Inc. for the fiscal year ended December 31, 2006.

99.2           Audited Financial Statements of Trusonic, Inc. for the fiscal year ended December 31, 2005.

99.3           Reviewed Financial Statements of Trusonic, Inc. for the interim period ended June 30, 2007.

______________
*Incorporated by reference to the Registrant’s Current Report on Form 8-K filed on October 23, 2007.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLUID MEDIA NETWORKS, INC.

Date: December 27, 2007	By:	/s/ Justin Beckett
Justin Beckett
President, Chief Executive Officer and Interim Chief Financial Officer

(Duly authorized officer and principal financial officer)

Fluid Media Networks, Inc.
Unaudited Pro Forma Combined Financial Statements

Effective October 17, 2007, Fluid Media Networks, Inc (“Fluid” or the “Company”) completed the materially significant acquisition of Trusonic, Inc. (“Trusonic”) by purchasing all the privately held shares of common stock from its stockholders.

The unaudited pro forma combined financial statements for the two entities were derived from Fluid’s most recent quarterly and fiscal year filings with the Securities and Exchange Commission and the financial statements of Trusonic for the same periods which are attached as exhibits. The fiscal years of Fluid and Trusonic end on December 31. The unaudited pro forma combined financial statements should be read in conjunction with the historical consolidated financial statements and notes thereto of Fluid included in its Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006, and Quarterly Report on Form 10-QSB for the six months ended June 30, 2007, and the accompanying Notes to the Unaudited Pro Forma Combined Financial Statements.

The following unaudited pro forma combined balance sheet as of June 30, 2007, is the end of the most recent period for which a balance sheet was required for the Company in accordance with Regulation S-X Rule 3.01 and Regulation S-B Item 310. The unaudited pro forma combined balance sheet shows the effect of the Trusonic acquisition as if it occurred on June 30, 2007, including adjustments that were directly related to the transaction.  The following pro forma combined statement of operations for the six months ended June 30, 2007, June 30, 2006 and the fiscal year ended December 31, 2006 gives effect to the purchase of all shares of common stock of Trusonic as if that occurred on the first day of Fluid’s fiscal year for the year ended December 31, 2006.  For the fiscal year ended December 31, 2006, the unaudited pro forma combined statement of operations includes tax effects, recording of known and quantifiable liabilities, estimated goodwill and other adjustments based on the allocated purchase price of the net assets acquired in the Trusonic transaction.

The unaudited pro forma combined financial statements reflect adjustments for pro forma events that are (1) directly attributable to the Trusonic acquisition, (2) factually supportable, and (3) expected to have a continuing impact on the combined results. The unaudited pro forma balance sheet also includes certain adjustments that have a one-time impact on the combined results. The unaudited pro forma combined financial statements were prepared using the purchase method of accounting with Fluid treated as the acquiring entity. Accordingly, the consideration paid by Fluid to complete the acquisition has been allocated preliminarily to the assets and liabilities acquired based upon the estimated fair values as of the date of the acquisition. The allocation of purchase price is based upon certain valuations and other studies that have not been completed as of the date of this filing. Accordingly, the pro forma purchase price adjustments are preliminary, subject to future adjustments and have been made solely for the purpose of providing the unaudited pro forma combined financial statements.

The allocation of the purchase price to the acquired Trusonic assets includes an assigned fair value to identifiable intangible assets such as customer relationships, trade names, assembled workforce, non-compete agreements, and technology. Provisions of the Statement of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations,” establish criteria for determining when intangible assets should be recognized separately from goodwill. SFAS No. 142, “Goodwill and Other Intangible Assets” also provides, among other guidelines, that goodwill and intangible assets with indefinite lives will not be amortized, but rather tested for impairment on at least an annual basis. The Company believes that trade names owned by Trusonic have definite lives of approximately two years based upon the expected use of the assets by the Company and other criteria in paragraph 11 of SFAS No. 142.

The unaudited pro forma combined statements of operations are presented for illustrative purposes only and are not indicative of what Fluid’s actual results of operations would have been had the acquisition and sale been completed on the dates indicated above. Further, the unaudited pro forma combined financial statements do not reflect one-time costs to fully merge and operate the combined organization more efficiently, or anticipated synergies expected to result from the combination. You should not rely on the unaudited pro forma combined statements of operations as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that Fluid will experience.

The accompany notes are an integral part of these pro forma combined financial statements.

Fluid Media Networks, Inc.
June 30, 2007, Pro Forma Combined Balance Sheet (unaudited)

Assets	Fluid Historical	Trusonic Historical	Merger Adjustments			Fluid Pro Forma
Current assets:
Cash and cash equivalents	$26,117	$310,459	$			$336,576
Accounts receivable, net	32,025	596,288				628,313
Inventories	—	285,787				285,787
Deferred costs	101,841	467,822				569,663
Prepaid expenses and other current assets	15,478	39,731				55,209
Note Receivable, short-term portion	4,483	13,465				17,948
Total current assets	179,944	1,713,552				1,893,496
Website development costs, net	334,847	—				334,847
Property and equipment, net	46,041	309,083				355,124
Investment in affiliate	875,000	—				875,000
Intangible assets	—	—		4,246,000	(a)	4,246,000
Goodwill	—	—		2,866,932	(b)	2,866,932
Deferred costs	—	224,580				224,580
Note receivable	21,280	—				21,280
Loan origination costs, net	53,183	—				53,183
Other assets	7,896	22,627				30,523
Total assets	$1,518,191	$2,269,842		$7,112,932		$10,900,965

Liabilities And Stockholders’ Equity
Current liabilities:
Accounts payable	$484,457	$397,999		$—		$882,456
Current portion line of credit	100,000	84,999				184,999
Convertible debenture, net	1,083,335	—				1,083,335
Short-term loans from stockholder	437,379	—				437,379
Accrued expenses and interest	1,167,010	1,578,579				2,745,589
Accrued wages and fees	141,943	—				141,943
Accrued interest	183,723	—				183,723
Due to Trusonic stockholders, short-term	—	—		4,000,000	(c)	4,000,000
Deferred revenue	46,228	565,221				611,449
Total current liabilities	3,644,075	2,626,798		4,000,000		10,270,873
Convertible debenture	1,000,000	—				1,000,000
Due to Trusonic stockholders, long-term	—	—		2,210,000	(d)	2,210,000
Dividends payable	100,001	—				100,001
Royalties, long-term	—	282,653				282,653
Deferred revenue	—	263,323				263,323
Series E convertible preferred stock	1,998,207					1,998,207
Total liabilities	6,742,283	3,172,774		6,210,000		16,125,057
Total stockholders’ equity	(5,224,092)	(902,932)		902,932	(e)	(5,224,092)
Total liabilities and stockholders’ equity	$1,518,191	$2,269,842		$7,112,932		$10,900,965

Fluid Media Networks, Inc.
Notes to Pro Forma Combined Balance Sheet (unaudited)

The Company purchased Trusonic for a total purchase price of approximately $6 million.
Components of consideration paid are as follows:

Cash consideration paid to Trusonic stockholders	$4,000,000
Notes Payable in two installments on first and second anniversary dates	2,000,000
Interest on Notes Payable to Trusonic stockholders	210,000
Total consideration	$6,210,000

On September 10, 2007, in connection with the execution of a revised term sheet associated with the purchase of Trusonic, the Company paid $500,000 toward the purchase price of Trusonic.  The balance of $3,500,000 was paid on October 18, 2007.

The total consideration is allocated as follows, based upon certain valuations and other studies that have not been completed as of the date of this filing.  Accordingly, the allocation is preliminary and subject to future adjustment.  Estimates of adjustments to fair value have been made based on the Company’s current plan for integration, but could change to the extent the final plan changes assumptions made in the preliminary allocation.

(e) Trusonic historical net book value		$(902,932)
f.1 Adjustment to estimated fair value – total assets	2,269,842
f.2 Adjustment to estimated fair value – total liabilities	(3,172,774)
(a) Adjustment of identifiable intangible assets
a.1 Adjustment to estimated fair value – customer relationships	3,400,000
a.2 Adjustment to estimated fair value – trade name	150,000
a.3 Adjustment to estimated fair value – MBOX technology	40,000
a.4 Adjustment to estimated fair value - identifiable intangible assets	656,000	4,246,000
(b) Adjustments to goodwill acquired		2,866,932
(c) Adjustment to estimated fair value – short-term debt
c.1 Cash payment due to Trusonic stockholders for stock purchase		4,000,000
(d) Adjustments to other long-term liabilities
d.1 Notes payable to Trusonic stockholders	2,000,000
d.2 Interest on Notes payable to Trusonic stockholders	210,000	2,210,000
Total consideration allocated		$6,210,000

For purposes of the above allocation, the Company assigned approximately $4.2 million in identifiable intangible assets related to Trusonic’s trade name, technology, non-compete agreements and customer relationships.  Based on the Company’s estimation of the intangible assets’ useful lives, based on contractual agreements and/or historical performance, the intangible will be amortized over their useful lives.  Therefore, this adjustment has been made as a one-time impact to the unaudited pro forma combined balance sheet and is not reflected in the unaudited pro forma combined statements of operations.

Trusonic trade name:	$150,000 over two years
MBOX technology:	$40,000 over three years
Non-competes:	$300,000 over two years
Customer relationships:	$3,400,000 over five years
Deferred services	$356,000 over 1 year

Fluid Media Networks, Inc.
Pro Forma Combined Statement of Operations (unaudited)
Six months ended June 30, 2007

	Fluid Historical	Trusonic Historical	Merger Adjustments		Fluid Pro Forma
Sales	$578,150	$2,041,596	$		$2,619,746
Cost of goods sold	386,699	1,085,268			1,471,967
Gross profit	191,451	956,328			1,147,779
Sales and marketing	717,700	379,668			1,097,368
General and administrative expenses	3,688,972	1,215,295			4,904,267
Fremantle operating license	410,037	—			410,037
Research and development	80,183	—			80,183
Operating income/(loss)	(4,705,441)	(638,635)			(5,344,076)
Other income (expense):
Interest expense	(2,324,175)	(5,235)			(2,329,410)
Investment and other income	4,010	15,915			19,925
Income (loss) before income taxes	(7,025,606)	(627,955)			(7,653,561)
Provision for income taxes	1,600	1,397			2,997
Net loss	$(7,027,206)	$(629,352)	$		$(7,656,558)
Preferred stock dividends	130,455	—			130,455
Net loss attributable to stockholders	$(7,157,661)	$(629,352)	$		(7,787,013)
Basic earnings (loss) per share	$(1.02)	$(0.25)	$		$(1.11)
Weighted average shares outstanding	6,988,609	2,514,286	(2,514,286)	(f)	6,988,609

The accompany notes are an integral part of these pro forma combined financial statements.

Fluid Media Networks, Inc.
Notes to Pro Forma Combined Statements of Operations (unaudited)

The following adjustments have been made to reflect fair value adjustments for the six months ended June 30, 2007, June 30, 2006 and the fiscal year ended December 31, 2006, respectively:

	June 30, 2007	June 30, 2006	December 31, 2006
(f) Common Stock
Common stock outstanding	9,502,895	7,107,836	6,895,846
Purchase of Trusonic outstanding shares	(2,514,286)	(2,536,270)	(2,528,007)
Pro forma adjustment	6,988,609	4,565,566	4,367,839

The Company intends for Trusonic to continue its operations under the business plan existing immediately prior to the acquistion by the Company.  The Company has employed a new sales manager to supervise the marketing efforts of Trusonic.  The Company is reviewing possible shared services arrangements to reduce overhead costs.

Estimated interest expense on the Trusonic Notes issued to fund $2,000,000 of the purchase price is based on an interest rate of 7.00% fixed.  The monthly amount for the first year is $11,667 per month, and $5,833 per month for the second year when principal has been reduced by 50%.  Total interest expense on the Trusonic notes is estimated to be approximately $210,000.

There is no adjustment for estimated income taxes that would have been recorded for the pro forma adjustments using an effective tax rate of 40%, because both Fluid and Trusonic generate net losses.

Fluid Media Networks, Inc.
Pro Forma Combined Statement of Operations (unaudited)
Six months ended June 30, 2006

	Fluid Historical	Trusonic Historical	Merger Adjustments		Fluid Pro Forma
Sales	$1,646,680	$1,247,068	$		$2,893,748
Cost of goods sold	809,871	565,686			1,375,557
Gross profit	836,809	681,382			1,518,191
Sales and marketing	2,020,282	283,576			2,303,858
General and administrative expenses	1,454,084	658,480			2,112,564
Fremantle operating license	526,328	—			526,328
Research and development	182,402	—			182,402
Operating income/(loss)	(3,346,287)	(260,674)			(3,606,961)
Other income (expense):
Interest expense	(38,566)	(30,892)			(69,458)
Investment and other income	143	9,650			9,793
Income (loss) before income taxes	(3,384,710)	(281,916)			(3,666,626)
Provision for income taxes	800	793			1,593
Net loss	$(3,385,510)	$(282,709)	$		$(3,668,219)
Preferred stock dividends	146,942	—			146,942
Net loss attributable to stockholders	$(3,532,452)	$(282,709)	$		(3,815,161)
Basic earnings (loss) per share	$(0.77)	$(0.11)	$		$(0.84)
Weighted average shares outstanding	4,565,566	2,536,270	(2,536,270)	(f)	4,565,566

The accompany notes are an integral part of these pro forma combined financial statements.

Fluid Media Networks, Inc.
Notes to Pro Forma Combined Statements of Operations (unaudited)

The following adjustments have been made to reflect fair value adjustments for the six months ended June 30, 2007, June 30, 2006 and the fiscal year ended December 31, 2006, respectively:

	June 30, 2007	June 30, 2006	December 31, 2006
(f) Common Stock
Common stock outstanding	9,502,895	7,107,836	6,895,846
Purchase of Trusonic outstanding shares	(2,514,286)	(2,536,270)	(2,528,007)
Pro forma adjustment	6,988,609	4,565,566	4,367,839

The Company intends for Trusonic to continue its operations under the business plan existing immediately prior to the acquisition by the Company.  The Company has employed a new sales manager to supervise the marketing efforts of Trusonic.  The Company is reviewing possible shared services arrangements to reduce overhead costs.

Estimated interest expense on the Notes is based on an interest rate of 7.00% fixed.  The monthly amount for the first year is $11,667 per month, and $5,833 per month for the second year when principal has been reduced by 50%.  Total interest expense on the Trusonic Notes is estimated to be approximately $210,000.

There is no adjustment for estimated income taxes that would have been recorded for the pro forma adjustments using an effective tax rate of 40%, because both Fluid and Trusonic generate net losses.

Fluid Media Networks, Inc.
Pro Forma Combined Statement of Operations (unaudited)
Fiscal year ended December 31, 2006

	Fluid Historical	Trusonic Historical	Merger Adjustments		Fluid Pro Forma
Sales	$2,308,456	$2,838,108	$		$5,146,564
Cost of goods sold	1,655,131	1,239,521			2,894,652
Gross profit	653,325	1,598,587			2,251,912
Sales and marketing	2,495,599	572,761			3,068,360
General and administrative expenses	2,544,027	1,426,678			3,970,705
Fremantle operating license	980,516	—			980,516
Research and development	445,321	—			445,321
Operating income/(loss)	(5,812,138)	(400,852)			(6,212,990)
Other income (expense):
Interest expense	(185,226)	(4,123)			(189,349)
Investment and other income	6,389	24,439			30,828
Income (loss) before income taxes	(5,990,975)	(380,536)			(6,371,511)
Provision for income taxes	1,600	812			2,412
Net loss	$(5,992,575)	$(381,348)	$		$(6,373,923)
Preferred stock dividends	370,992	—			370,992
Net loss attributable to stockholders	$(6,363,567)	$(381,348)	$		(6,744,915)

Basic earnings (loss) per share	$(1.46)	$(0.15)	$		$(1.54)
Weighted average shares outstanding	4,367,839	2,528,007	(2,528,007)	(f)	4,367,839

The accompany notes are an integral part of these pro forma combined financial statements.

Fluid Media Networks, Inc.
Notes to Pro Forma Combined Statements of Operations (unaudited)

The following adjustments have been made to reflect fair value adjustments for the six months ended June 30, 2007, June 30, 2006 and the fiscal year ended December 31, 2006, respectively:

	June 30, 2007	June 30, 2006	December 31, 2006
(f) Common Stock
Common stock outstanding	9,502,895	7,107,836	6,895,846
Purchase of Trusonic outstanding shares	(2,514,286)	(2,536,270)	(2,528,007)
Pro forma adjustment	6,988,609	4,565,566	4,367,839

The Company intends for Trusonic to continue its operations under the business plan existing immediately prior to the acquisition by the Company.  The Company has employed a new sales manager to supervise the marketing efforts of Trusonic.  The Company is reviewing possible shared services arrangements to reduce overhead costs.

Estimated interest expense on the Notes used to fund $2,000,000 of the purchase price is based on an interest rate of 7.00% fixed.  The monthly amount for the first year is $11,667 per month, and $5,833 per month for the second year when principal has been reduced by 50%.  Total interest expense on the Trusonic Notes is estimated to be approximately $210,000.

There is no adjustment for estimated income taxes that would have been recorded for the pro forma adjustments using an effective tax rate of 40%, because both Fluid and Trusonic generate net losses.